UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/12/2005

Unitrin, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-18298

DE	95-4255452
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of Principal Executive Offices, Including Zip Code)

312-661-4600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

The Company will record estimated net losses, including reinstatement costs and a preliminary estimate of residual market assessments, resulting from Hurricanes Katrina and Rita of approximately $40 million after-tax for its quarter ended September 30, 2005.

The estimate of net losses constitutes a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The estimate may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such estimate, which speaks only as of the date of this release, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. The estimate is based on current expectations and the current environment, and involves a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the estimate. The reader is advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission.

Among the factors that could cause the actual impact of Hurricanes Katrina and Rita on the Company to differ materially from the current estimate are the following:

-Restrictions and requirements imposed by governmental authorities and the scarcity of, or delay in restoring, utilities and other infrastructure that may adversely impact the ability of the Company's insurance subsidiaries to re-establish operations in affected areas, notably in New Orleans;

-Orders, interpretations or other actions by regulators that impact the ability of the Company's insurance subsidiaries to adjust and pay claims and to lapse policies for non-payment of premiums;

-Interpretations or decisions by courts or regulators that may govern or influence insurance policy coverage issues arising with respect to losses incurred in connection with Hurricanes Katrina and Rita;

-Scarcity of resources available to rebuild damaged structures, including labor and materials and the amount of salvage value recovered for damaged property;

-The extent to which policyholders of the Company's Career Agency Group, who pay premiums on their policies directly to employee agents who call on such policyholders in their homes, are prevented from returning to their homes or permanently relocate and/or lose contact with their agents, resulting in a potential shrinkage of in-force insurance policies in the affected areas;

-The economic hardship suffered by many of the Company's policyholders and its effect on their ability to make future premium payments;

-The Company's ability to retain displaced employee agents and independent agents;

-The impact of Hurricanes Katrina and Rita on the catastrophe reinsurance markets relative to the ability to make claim payments, future underwriting capacity, renewal terms and pricing, as well as the potential for coverage disputes between insurers and their reinsurers due to the complex circumstances giving rise to claims from such hurricanes; and

-The impact of residual market assessments and assessments for insurance industry insolvencies.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Unitrin, Inc.

Date: October 12, 2005.	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and Chief Financial Officer